EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Non-Employee Directors Stock Option Plan of our report dated June 7, 1996, with respect to the financial statements of American Woodmark Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended April 30, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                      /s/ ERNST & YOUNG LLP



Baltimore, Maryland
September 20, 1996